Exhibit 12.1

Reply to:

cjh@huntlawgrp.com

September 10, 2026

Board of Directors

Glow Holdings, Inc.

732 S. 6th Street, Ste. R

Las Vegas, Nevada 89101

Re:	Glow Holdings, Inc. -- Offering Statement on Form 1-A; 35,000,000 Shares of Common Stock

Dear Sir/Madam,

We have acted, at your request, as special counsel to Glow Holdings, Inc., a Nevada corporation (the “Company”), for the purpose of rendering an opinion as to the legality of 35,000,000 shares of the Company's common stock, par value $0.001 per share (the ‘Shares”), offered by the Company at a price of $0.01 per share pursuant to a Tier 2 Offering Statement on Form 1-A filed under Regulation A of the Securities Act of 1933, as amended, with the U.S. Securities and Exchange Commission (the “SEC”) (the “Offering Statement”).

In rendering this opinion, we have reviewed: (a) the Nevada Revised Statutes, Chapter 78, to the extent deemed relevant to the matters opined upon herein; (b) a true copy of the Articles of Incorporation of the Company filed with the Secretary of State of the State of Nevada on September 5, 1997 (File No. C18984-1997), and all amendments thereto; (c) the Bylaws of the Company; (d) selected proceedings of the board of directors of the Company authorizing the issuance of the Shares; (e) certificates of officers of the Company and of public officials; and (f) such other documents and matters as we have deemed necessary and appropriate for purposes of this opinion.

We have assumed: (a) that the Offering Statement and all corresponding exhibits (collectively, the “Documents”) have been duly authorized and executed; (b) that the persons executing the Documents had the legal capacity to do so; and (c) that the persons identified as officers of the Company are duly serving in such capacities and that any Shares issued pursuant to the Offering Statement will be properly authorized by the Company.

8200 Seminole Boulevard | Seminole, Florida 33772 \ (727) 471-0444 telephone | (727) 471-0447 facsimile .
w w w. h u n t l a w g rp . c om

Glow Holdings, Inc.
Re: Form 1-A

September 10, 2026

We note that the Articles of Incorporation of the Company authorize the issuance of 300,000,000 shares of common stock, par value $0.001 per share, of which 40,123,783 shares were issued and outstanding as of the date hereof, and that the Shares are accordingly within the authorized and unissued capital stock of the Company.

Based upon and subject to the foregoing, it is our opinion that the Shares have been duly authorized and, when issued and delivered by the Company against payment therefor as contemplated in the Offering Statement, will be validly issued, fully paid, and non-assessable.

We have not been engaged to examine, nor have we examined, the Offering Statement for the purpose of determining the accuracy or completeness of the information contained therein or the compliance thereof with the rules and regulations of the SEC or the requirements of Form 1-A, and we express no opinion with respect thereto. The foregoing opinion expressed above is limited to the corporate laws included in the Nevada Revised Statutes, including the applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws, and I express no opinion with respect to the laws of any other jurisdiction or with respect to any federal or state securities laws, including the securities or blue sky laws of any state, except as specifically set forth herein. Although I am not admitted to practice in the State of Nevada, I am generally familiar with Chapter 78 of the Nevada Revised Statutes as currently in effect and have made such inquiries as I have deemed necessary to render the opinion expressed above.

This opinion is rendered as of the date hereof, and we assume no obligation to advise you of any change in law or fact occurring after the date hereof that may affect the opinion expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Offering Statement and to the reference to our firm under the caption “Legal Matters” in the Offering Circular constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Sincerely,

LAW OFFICE OF CLIFFORD J. HUNT, P.A.

/s/ Clifford J. Hunt

Clifford J. Hunt, Esquire

cc: Glow Holdings, Inc.